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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP


The Board of Directors and Stockholders
American Classic Voyages Co.



We consent to the use of our report dated February 19, 1999 on the consolidated financial statements of American Classic Voyages Co. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, incorporated by reference in the registration statement on Amendment No. 2 to Form S-3 and to the reference of our firm under the heading "Experts" in the prospectus.



/s/KPMG LLP


Chicago, Illinois
April 15, 1999